Note Holder Name And Address

December 31, 2018

Parallax Health Sciences, Inc.

1327 Ocean Avenue, Suite B

Santa Monica CA 90401

Attention: Paul R. Arena

Re:Amendment to Promissory Note

Dear Mr. Arena:

This letter agreement (this “Agreement”) by and between Parallax Health Science, Inc. (the “Company”) and ____________________ (“Note Holder”) acknowledges that effective November 14, 2018, the parties hereto agree to amend the terms of those certain convertible promissory notes (the “Notes”) issued by the Company to Note Holder on April 24, 2018 and June 14, 2018 (the “Issuance Date”) in the aggregate initial principal amount of $_____________ (the “Principal”). Pursuant to the terms of the Note and the agreements thereto, the Note is currently in default. The parties hereto agree to extend the Maturity Date of the Note to February 28, 2019 (the “Amended Maturity Date”) in exchange for the Company agreeing to increase the principal amount of the Note to $_____________ (the “Amended Principal”). Interest from the Issuance Date until the date of this Agreement shall be calculated based on the Principal and interest from the date of this Agreement until the amended Maturity Date shall be calculated based on the Amended Principal.

The parties hereto agree that the issuance of a Debenture (the “Amended Debenture”), issued pursuant to the terms of this Agreement, shall constitute an exchange of securities pursuant to pursuant to Section 3(a)(9) of the Securities Act of 1933 and $_____________ of the Amended Principal shall tack back to the Issuance Date for purposes of Rule 144 thereunder.

In all other respects the parties hereto ratify and affirm the terms of the Amended Debenture. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument. Any terms not defined in this Agreement shall have the same meaning as in the Amended Debenture.

Please execute below signifying your consent to this Agreement.

Sincerely yours,

By:

Its:

By:

Name:

Title:

We hereby agree to the foregoing:

PARALLAX HEALTH SCIENCES, INC.

By:________________________________

Name: Paul R. Arena

Title: Chief Executive Officer